                                                                   Exhibit 10.39

                        (1) DANKA BUSINESS SYSTEMS PLC

                            (2) DR. PETER WILLIAMS


                    ______________________________________

                               SERVICE AGREEMENT

                    ______________________________________

                                   CONTENTS

Clause                                                                     Page
1.     Commencement And Term.............................................    2
2.     Obligations During Employment.....................................    2
3.     Further Obligations Of The Executive..............................    3
4.     Remuneration......................................................    4
5.     Pension Scheme....................................................    4
6.     Insurances........................................................    4
7.     Stock Options.....................................................    5
8.     Expenses..........................................................    5
9.     Holidays..........................................................    5
10.    Incapacity........................................................    5
11.    Intellectual Property.............................................    6
12.    Confidentiality...................................................    6
13.    Termination Of Employment.........................................    7
14.    Change of Control.................................................    8
15.    Executive's Covenants.............................................    8
16.    Disciplinary And Grievance Procedures.............................   10
17.    Notices...........................................................   10
18.    Miscellaneous.....................................................   10
19.    Definitions And Interpretation....................................   10

THIS AGREEMENT is made the 23 day of July 2001
--------------

BETWEEN:
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(1)  DANKA BUSINESS SYSTEMS PLC whose registered office is at 1230 Arlington
     Business Park, Theale, Berkshire RG7 4TX ("the Company"); and

(2)  Dr. Peter Williams of UK ("the Executive")

WHEREBY it is agreed that the Company shall employ the Executive upon and
-------
subject to the following terms and conditions:-

1    COMMENCEMENT AND TERM

1.1 The Executive's employment shall begin on 23 July 2001 and the Executive's period of continuous employment for statutory purposes begin on 23 July 2001.

1.2  The employment of the Executive shall (subject to the provisions of Clause
     13) be for an indefinite period and shall be terminable by the Company giving to the Executive twelve months' notice in writing or the Executive giving to the Company three months' notice in writing in either case expiring at any time.

1.3 The Company may at its absolute discretion elect to terminate the employment of the Executive with immediate effect by paying to the Executive salary, and all benefits and allowances for the period of notice together with an amount equal to the Target Incentive Bonus for the year in which termination occurs. Such payment shall be made in 12 equal monthly installments beginning 30 days from the termination date.

2.   OBLIGATIONS DURING EMPLOYMENT

2.1  The Executive shall during the continuance of his employment:-

     (a) serve the Company to the best of his ability in the capacity of Executive Vice President and Chief Operating Officer, Danka International, or in such other capacity as the Company CEO may from time to time determine; and

     (b) faithfully and diligently perform such duties and exercise such powers consistent with them as the Company CEO may from time to time properly assign to or confer upon him; and

     (c) if and so long as the Company CEO so directs perform and exercise the said duties and powers on behalf of any Associated Company and act as a director or other officer of any Associated Company; and

     (d) do all in his power to protect promote develop and extend the business interests and reputation of the Group; and

     (e) promptly give to the Company CEO (in writing if so requested) all such information explanations and assistance as he or she may require in connection with the business and affairs of the Company and any Associated Company for which he is required to perform duties; and

    (h) unless prevented by sickness, injury or other incapacity or as otherwise agreed by the Company CEO, devote the whole of his time, attention and abilities during his hours of work (which shall be normal business hours and such additional hours as may be necessary for the proper performance of his duties) to the business and affairs of the Company and any Associated Company for which he is required to perform duties; and

    (i) work at the Company's offices at Theale or such other place of business of the Company or any Associated Company which the Company CEO may reasonably require for the proper performance and exercise of his duties and powers and the Executive may be required to travel on the business of the Company and any Associated Company for which he is required to perform duties.


3.  FURTHER OBLIGATIONS OF THE EXECUTIVE

3.1 During the continuance of his employment the Executive shall devote his whole time and attention to his duties under this Agreement and shall not without the prior written consent of the Company CEO (such consent not to be unreasonably withheld or delayed) directly or indirectly carry on or be engaged concerned or interested in any other business trade or occupation otherwise than as a holder directly or through nominees of not more than two per cent in aggregate of any class of shares debentures or other securities in issue from time to time of any company which are for the time being quoted or dealt in on any recognised investment exchange (as defined by Section 207(1) of the Financial Services Act 1986).

3.2 The Executive shall during the continuance of his employment comply (and shall procure that his spouse or partner and his minor children shall comply) with all applicable rules of law, stock exchange regulations (including the "Model Code" issued by The London Stock Exchange Limited and the Securities Exchange Commission) and codes of conduct of the Company and any Associated Company for the time being in force in relation to dealings in shares debentures or other securities of the Company or any Associated Company or any unpublished price sensitive information affecting the securities of any other company (provided that the Executive shall be entitled to exercise any options granted to him under any share option scheme established by the Company or any Associated Company subject to the rules of any such scheme):

3.3 The Executive shall in relation to any dealings in securities of overseas companies comply with all laws of any foreign state affecting dealings in the securities of such companies and all regulations of any relevant stock exchanges on which such dealings take place.

3.4 During the continuance of his employment the Executive shall be subject to the Company's rules concerning personal integrity and shall not without the prior permission of the Company CEO directly or indirectly procure accept or obtain for his own benefit (or for the benefit of any other person) any payment rebate discount commission, vouchers, gift, entertainment or other benefit ("Gratuities") from any third party in respect of any business transacted or proposed to be transacted (whether or not by him) by or on behalf of the Company or any Associated Company but is entitled, without such permission, to receive minor gifts, entertainment and other benefits in line with normal industry practice where the individual value is less than $500.

4.  REMUNERATION

4.1 The Company shall pay to the Executive during the continuance of his employment a salary (which shall accrue from day to day) at the rate of (Pounds)140,000 per year inclusive of any directors' fees payable to the Executive under the articles of association of the Company or any Associated Company (and any such fees as the Executive shall receive he shall pay to the Company). The salary shall be payable by equal monthly instalments in arrears on or about the last working day of each calendar month and subject to review by the Company CEO annually on 1/st/ April in each year (the first such review to take place on 1/st/ April 2002).

4.2 Notwithstanding Section 1.3 hereof, the Executive shall during the continuance of his employment be entitled to be paid an annual bonus up to an amount equal to (Pounds)100,000 at such times and subject to such conditions as the Company CEO or the Compensation Committee of the Company Board of Directors may in their discretion decide ("the Target Incentive Bonus"). Such payment shall be conditioned on the attainment of such goals which shall be set from time to time by the Compensation Committee and may be higher in the event such goals are exceeded.


5.  PENSION SCHEME

5.1 The Executive shall be entitled to become and during the continuance of his employment to become a member of the Danka UK Pension Plan ("the Pension Scheme") and the Company will contribute a sum equal to 9% of his basic salary on a monthly basis.

5.2 A contracting-out certificate is not in force in respect of the employment of the Executive.


6.  INSURANCES

6.1 Subject to his complying with and satisfying any applicable requirements of the relevant insurers the Company shall during the continuance of his employment:-

    (a) provide for the Executive membership of a private medical expenses insurance scheme providing such benefits as the Company may in its absolute discretion from time to time decide;

    (b) provide for the Executive membership of the Company's permanent health insurance scheme; and

    (c) during such time as the Company maintains similar life insurance arrangements for its employees, provide for life insurance coverage equivalent to four times the Executive's salary.

6.2 The Company shall at its absolute discretion be entitled to vary the insurances referred to in sub-Clause 6.1. (a), 6.1 (b) and 6.1 (c).


7.  STOCK OPTIONS

7.1 Executive shall be awarded options in respect of 200,000 American Depository Shares to vest and be exercisable in accordance with the Stock Option Plan of the Company. Executive shall be entitled to such further option grants as the Compensation Committee of the Board of Directors shall, in its discretion, deem appropriate.

8.   EXPENSES

8.1 The Company shall during the continuance of his employment reimburse the Executive in respect of all reasonable travelling accommodation entertainment and other similar out-of-pocket expenses wholly exclusively and necessarily incurred by him in or about the performance of his duties; and

8.2 Except where specified to the contrary all expenses shall be reimbursed on a monthly basis subject to the Executive providing appropriate evidence (including receipts invoices tickets and/or vouchers as may be appropriate) of the expenditure in respect of which he claims reimbursement.

8.3 Executive shall be provided with an automobile allowance in accordance with Company policy for similarly situated European executives.

9.   HOLIDAYS

9.1 The Executive shall (in addition to the usual public and bank holidays) be entitled during the continuance of his employment to 25 days paid holiday in each holiday year of the Company which is the calendar year to be taken at such times as shall have been approved by the Company CEO.

9.2 The Executive shall not be entitled to carry forward any annual holiday entitlement foregone by him for any reason during the holiday year in which it accrued without the prior written consent of the Company CEO.

9.3 Upon the termination of his employment the Executive's entitlement to accrued holiday pay which shall be calculated on a pro rata basis in respect of each completed month of service in the holiday year in which his employment terminates and the appropriate amount shall be paid to the Executive provided that if the Executive shall have taken more days' holiday than his accrued entitlement the Company is hereby authorised to make an appropriate deduction from the Executive's final salary payment.

10.  INCAPACITY

10.1 Subject to his complying with the Company's procedures relating to the notification and certification of periods of absence from work the Executive shall continue to be paid his salary (inclusive of any statutory sick pay or social security benefits to which he may be entitled) during any periods of absence from work due to sickness injury or other incapacity up to a maximum of 26 weeks in aggregate in any period of 52 consecutive weeks.

10.2 If any incapacity of the Executive shall be caused by any alleged action or wrong of a third party and the Executive shall decide to claim damages in respect thereof, then the Executive shall use all reasonable endeavours to recover damages for loss of earnings over the period for which salary has been or will be paid to him by the Company under Clause 10.1, and shall account to the Company for any such damages recovered (in an amount not exceeding the actual salary paid or payable to him by the Company under Clause 10.1 in respect of the said period) less any costs borne by him in achieving such recovery. The Executive shall keep the Company informed of the commencement, progress and outcome of any such claim.

11.  INTELLECTUAL PROPERTY

11.1 Subject to the relevant provisions of the Patents Act 1977 the Registered Designs Act 1949 and the Copyright Designs and Patents Act 1988 if at any time in the course of his employment the Executive makes or discovers or participates in the making or discovery of any Intellectual Property relating to or capable of being used in the business of the Company or any Associated Company he shall immediately disclose full details of such Intellectual Property to the Company and at the request and expense of the Company he shall do all things which may be necessary or desirable for obtaining appropriate forms of protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting all rights in the same in the Company or its nominee.

11.2 The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to sign execute or do any instrument or thing and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this Clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this Clause shall be conclusive evidence that such is the case.

11.3 The Executive hereby waives all of his moral rights (as defined in the Copyright Designs and Patents Act 1988) in respect of any acts of the Company or any acts of third parties done with the Company's authority in relation to any Intellectual Property which is the property of the Company by virtue of Clause 11.1.

11.4 All rights and obligations under this Clause in respect of Intellectual Property made or discovered by the Executive during his employment shall continue in full and force and effect after the termination of his employment and shall be binding upon the Executive's personal representatives.


12.  CONFIDENTIALITY

12.1 The Executive shall not (other than in the proper performance of his duties or without the prior written consent of the Company CEO or unless ordered by a court of competent jurisdiction) at any time either during the continuance of his employment or after its termination disclose or communicate to any person or use for his own benefit or the benefit of any person other than the Company or any Associated Company any confidential information which may come to his knowledge in the course of his employment and the Executive shall during the continuance of his employment use his best endeavours to prevent the unauthorised publication or misuse of any confidential information provided that such restrictions shall cease to apply to any confidential information which may enter the public domain other than through the default of the Executive.

12.2 All notes and memoranda of any trade secret or confidential information concerning the business of the Company and the Associated Companies or any of its or their suppliers, agents, distributors, customers or others which shall have been acquired received or made by the Executive during the course of his employment shall be the property of the Company and shall be surrendered by the Executive to someone duly authorised in that behalf at the termination of his employment or at the request of the Danka International CEO at any time during the course of his employment.

13.  TERMINATION OF EMPLOYMENT

13.1 The employment of the Executive may be terminated by the Company forthwith without notice or payment in lieu of notice if the Executive:-

     (a) commits any serious or persistent breach or non-observance of any of the terms, conditions or stipulations contained in this Agreement; or

     (b) is guilty of any serious negligence or gross misconduct in connection with or affecting the business or affairs of the Company or any Associated Company for which he is required to perform duties; or

     (c) is guilty of conduct which brings or is likely to bring himself or the Company or any Associated Company into disrepute; or

     (d) is convicted of an arrestable criminal offence (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which a non-custodial penalty is imposed); or

     (e) is adjudged bankrupt or makes any arrangement or composition with his creditors or has an interim order made against him pursuant to Section 252 of the Insolvency Act 1986: or

     (f)  is or becomes prohibited by law from being a director; or

     (g)  voluntarily resigns as a director of the Company.

13.2 The employment of the Executive shall terminate automatically and without prior notice upon his attaining the age of 65.

13.3 If the Executive shall have been absent from work due to sickness injury or other incapacity for periods in excess of six months in aggregate in any period of twelve consecutive months the Company may terminate his employment by giving to him not less than six months' notice in writing expiring at any time.

13.4 Upon the termination of his employment (for whatever reason and howsoever arising) the Executive:-

     (a) shall not take away conceal or destroy but shall immediately deliver up to the Company all documents (which expression shall include but without limitation notes memoranda correspondence drawings sketches plans designs and any other material upon which data or information is recorded or stored) relating to the business or affairs of the Company or any Associated Company or any of their clients/customers shareholders employees officers suppliers distributors and agents (and the Executive shall not be entitled to retain any copies or reproductions of any such documents) together with any other property belonging to the Company or any Associated Company (including his car and its keys) which may then be in his possession or under his control;

     (b) shall at the request of the Company CEO immediately resign without claim for compensation from office as a director of the Company and any Associated Company and from any other office held by him in the Company or any Associated Company (but without prejudice to any claim he may have for damages for breach of this Agreement) and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and deliver such resignations to the Danka International CEO; and

     (c) shall not at any time thereafter make any untrue or misleading oral or written statement concerning the business and affairs of the Company or any Associated Company nor represent himself or permit himself to be held out as being in any way connected with or interested in the business of the Company or any Associated Company (except as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements); and

     (d) shall immediately repay all outstanding debts or loans dues to the Company or any Associated Company and the Company is hereby authorised to deduct from any wages (as defined by Section 27 of the Employment Rights Act 1996) of the Executive a sum equal to any such debts or loans.


14.  CHANGE OF CONTROL

14.1 Upon the consummation of any "Change of Control" event Executive shall receive 12 months remuneration as provided in Section 4 hereof. A "Change of Control" shall be deemed to have occurred when substantially all of the assets or capital stock of the Company which constitute "Danka International" shall be sold to or merged into a person or entity which is not a wholly-owned subsidiary of the Company or any of its affiliates.

14.2 Executive shall receive 12 additional months remuneration as provided in
     Section 4 hereof in the event that, within 12 months following the above-referenced "Change of Control", the Executive experiences: (1) any material change in Executive's status, title, authorities or responsibilities which represent a demotion from Executive's status, title, position or responsibilities prior to the Change of Control; (2) any decrease in Executive's annual base salary or annual bonus; (3) any reassignment of Executive to a location more than 50 miles from Executive's then-current work location; or (4) the successor Company's failure to maintain the pension scheme, insurance or other material benefits provided to employee under this agreement.

15.  EXECUTIVE'S COVENANTS

15.1 The Executive acknowledges that during the course of his employment with the Company he will receive and have access to confidential information of the Company and its Associated Companies (including without limitation those matters specified in Clause 12.3 of this Agreement) and he will also receive and have access to detailed client/customer lists and information relating to the operations and business requirements of those clients/customers and accordingly he is willing to enter into the covenants described in Clause 14.2 in order to provide the Company and its Associated Companies with what he considers to be reasonable protection for those interests.

     15.2 The Executive hereby covenants with the Company that he will not without the prior written consent of the Company CEO either alone or jointly with or on behalf of any person directly or indirectly:-

          (a) for the period of 12 months after the date of termination of his employment carry on or set up or be employed or engaged by or otherwise assist in or be interested in a business anywhere within the United Kingdom which is similar to or in competition with the business of supply and service of photocopying, fax machines, printers and other automated office equipment as such business is carried on by the Company at the date of such termination;

          (b) for the period of 12 months after the date of termination of his employment in connection with the carrying on of any business in competition with the business of service of photocopying, fax machines, printers and other automated office equipment canvass solicit or approach or cause to be canvassed or solicited or approached for orders in respect of any services provided and/or any goods sold by the Company or any Associated Company any person who or which at the date of termination of his employment or at any time during the period of twelve months prior to that date is a customer or client of the Company or any Associated Company and with whom or which the Executive shall have had dealings during the course of his employment;

          (c) for the period of 12 months after the date of termination of his employment in connection with the carrying on of any business in competition with the business of service of photocopying, fax machines, printers and other automated office equipment do business with any person who or which has at any time during the period of twelve months immediately preceding the date of such termination done business with the Company or any Associated Company as a supplier or customer or client or distributor or consultant and with whom or which the Executive shall have had dealings during the course of his employment;

          (d) for the period of 12 months after the date of termination of his employment solicit or entice away or endeavour to solicit or entice away from the Company or any Associated Company for a period of twelve months following the date of termination any person who at the date of termination of his employment is employed or engaged by the Company or any Associated Company in a senior or management capacity and with whom the Executive shall have had contact during the course of his employment (whether or not such person would commit a breach of his contract of employment by so doing).

     15.3 The Executive hereby undertakes that he will immediately notify the Company of any offer of employment or any other engagement or arrangement made to the Executive by any third party or parties which may give rise to a breach of one or more of the covenants contained in clause 14.2 ("or notifiable offer") and further undertakes that on receipt of any notifiable offer he will immediately inform the third party or parties responsible for the notifiable offer of the existence of those contracts.

     16.  DISCIPLiNARY AND GRIEVANCE PROCEDURES

     16.1 For statutory purposes there is no formal disciplinary procedure in relation to the Executive's employment. The Executive shall be expected to maintain the highest standards of integrity and behaviour.

     16.2 If the Executive is not satisfied with any disciplinary decision taken in relation to him he may apply in writing within 14 days of that decision to the Company CEO whose decision shall be final.

     16.3 If the Executive Director has any grievance in relation to his employment he may raise it in writing with the Company CEO whose decision shall be final.

     17   NOTICES

     17.1 Any notice to be given under this Agreement shall be given in writing and shall be deemed to be sufficiently served by one party on the other if it is delivered personally or is sent by registered or recorded delivery pre-paid post (air mail if overseas) addressed to either the Company's registered office for the time being or the Executive's last known address as the case may be.

     17.2 Any notice sent by post shall be deemed (in the absence of evidence of earlier receipt) to be received 2 days after posting (6 days if sent air mail) and in proving the time such notice was sent it shall be sufficient to show that the envelope containing it was properly addressed stamped and posted.

     18.  MISCELLANEOUS

     18.1 The Executive hereby warrants that by virtue of entering into this Agreement he will not be in breach of any express or implied terms of any contract or of any other obligation legally binding upon him.

     18.2 Any benefits provided by the Company to the Executive or his family which are not expressly referred to in this Agreement shall be regarded as ex gratia benefits provided at the entire discretion of the Company and shall not form part of the Executive's contract of employment. For the avoidance of doubt any bonuses paid under any management incentive plan shall not be an ex gratia payment for the purposes of this clause.

     18.3 The Company shall be entitled at any time during the Executive's employment to make deductions from the Executive's salary or from any other sums due to the Executive from the Company or any Associated Company in respect of any overpayment of any kind made to the Executive or in respect of any debt or other sum due from him.

     19.  DEFINITIONS AND INTERPRETATION

     19.1 In this Agreement unless the context otherwise requires words and phrases defined in Part XXVI of the Companies Act 1985 have the same meanings thereby attributed to them and the following expressions have the following meanings: -

          "Associated Company"

          any company which is a holding company or a subsidiary of the Company or a subsidiary of the Company's holding company

          "Company CEO"

          the Chief Executive Officer of Danka Business Systems PLC, currently
          P. Lang Lowrey III.

          "Group"

          the Company and the Associated Companies

          "Intellectual Property"

          letters patent trade marks service marks designs copyrights utility models design rights applications for registration of any of the foregoing and the right to apply for them in any part of the world inventions drawings computer programs Confidential Information know-how and rights of like nature arising or subsisting anywhere in the world in relation to all of the foregoing whether registered or unregistered

     19.2 The headings in this Agreement are for convenience only and shall not affect its construction or interpretation.

     19.3 References in this Agreement to Clauses and paragraphs are references to Clauses and paragraphs to this Agreement.

     19.4 Any reference in this Agreement to the employment of the Executive is a reference to his employment by the Company whether or not during the currency of this Agreement.

     19.5 Any reference in this Agreement to a person shall where the context permits include a reference to a body corporate and to any unincorporated body of persons.

     19.6 Any word in this Agreement which denotes the singular shall where the context permits include the plural and vice versa and any word in this Agreement which denotes the masculine gender shall where the context permits include the feminine and/or the neuter genders and vice versa.

     19.7 Any reference in this Agreement to a statutory provision shall be deemed to include a reference to any statutory amendment modification or re-enactment of it.

     19.8 This Agreement contains the entire understanding between the parties and supersedes all (if any) subsisting agreements arrangements and understandings relating to the employment of the Executive which such agreements, arrangements and understandings shall be deemed to have been terminated by mutual consent.

     19.9 This Agreement is governed by and shall be construed in accordance with the laws of England and the parties to this Agreement hereby submit to the exclusive jurisdiction of the English courts.

IN WITNESS whereof this Agreement has been executed as a deed by the parties
----------
hereto and is intended to be and is hereby delivered on the date first above written

Executed as a deed by              )

DANKA BUSINESS SYSTEMS PLC         )


/s/ [ILLEGIBLE]
 ..................

Director

 ..................

Director/Secretary


Signed as a deed by                )

/s/ Dr. Peter Williams
DR. PETER WILLIAMS                 )

in the presence of:-

Signature      /s/ GBeal
               ------------------------------------
Name           GBeal
               ------------------------------------
Address        46a Watchet Lane Holmer Green Bucks.
              -------------------------------------
Occupation     S. V. P.
              -------------------------------------

                                     -12-